                                                                     EXHIBIT 5.1



                          OPINION OF COOLEY GODWARD LLP


[COOLEY GODWARD LLP LETTERHEAD]


July 2, 2002


Molecular Devices Corporation
1311 Orleans Drive
Sunnyvale, CA  94089


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Molecular Devices Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of up to 800,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), pursuant to its 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan and 2001 Stock Option Plan (collectively, the "Plans").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectuses, the Company's Amended and Restated Certificate of Incorporation and By-laws, as amended, such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and the related Prospectuses, will be validly issued, fully paid and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.



Very truly yours,

COOLEY GODWARD LLP



By: /s/ JAMES C. KITCH
   -------------------------------
        James C. Kitch